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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the William Lyon Homes 2000 Stock Incentive Plan and the Registration Statement (Form S-8) pertaining to the William Lyon Homes Executive Deferred Compensation Plan of our reports dated February 15, 2002, with respect to the consolidated financial statements of William Lyon Homes and the combined financial statements of the Significant Subsidiaries of William Lyon Homes included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                          /s/ Ernst & Young LLP


Irvine, California
March 13, 2002